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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 7, 1997 (November 6,
                                                 -----------------------------
1997)
-----


                      MAUNA LOA MACADAMIA PARTNERS, L.P.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)


          DELAWARE                   1-9145                   99-0248088
-------------------------------    ------------          -------------------
(State or other jurisdiction of    (Commission            (I.R.S. Employer
incorporation or organization)     File Number)          Identification No.)



827 FORT STREET, HONOLULU, HAWAII                               96813
---------------------------------                               -----
(Address of Principal Executive Offices)                      (Zip Code)


                                 808-544-6112
                                 ------------
              Registrant's telephone number, including area code

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Item 5.   Other Events.
-------   -------------

  On November 6, 1997, Mauna Loa Macadamia Partners, L.P. and C. Brewer Homes, Inc. jointly announced that they have reached an agreement in principal to merge the two companies.

  Under the terms of the agreement, shareholders of C. Brewer Homes, Inc. would receive .667 shares of Mauna Loa Macadamia Partners, L.P. for each share of C. Brewer Homes, Inc. The merger is expected to result in the issuance of approximately 5.56 million limited partner shares. The merger plan is subject to approval by the limited partners of the Partnership and the shareholders of
  C. Brewer Homes. The combined Company will be renamed "Hawaii Land and Farming Company." and will continue as a master limited partnership, trading on the New York Stock Exchange.

  The Letter Agreement of the proposed merger, dated November 6, 1997, and the Press Release, dated November 6, 1997, are included in this report as Exhibit
  2.1 and Exhibit 99.1.

Item 7.  Exhibits
-------  --------

  (c)   Exhibits.

        2.1        Letter Agreement and Term Sheet of
                   proposed merger dated November 6, 1997

       99.1        Press Release dated November 6, 1997

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  MAUNA LOA MACADAMIA PARTNERS, L.P.
                                             (Registrant)

                                  By  MAUNA LOA RESOURCES INC.
                                      Managing General Partner

                                  By   /s/ Gregory A. Sprecher
                                     -------------------------
                                        GREGORY A. SPRECHER
                                     Senior Vice President and
                                      Chief Financial Officer



                                 EXHIBIT INDEX



       Exhibit                                                     Page
       Number     Description                                     Number
       -------    -----------                                     ------

          2.1     Letter Agreement and Term Sheet of
                  proposed merger dated November 6, 1997            4-10

         99.1     Press Release dated November 6, 1997             11-15

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